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                                                                   EXHIBIT 10.74




                                LETTER OF CREDIT
                                ESCROW AGREEMENT

         LETTER OF CREDIT ESCROW AGREEMENT (this "Escrow Agreement") dated June 21, 1996, by and among CMI Acquisition Company, Inc., a Delaware corporation ("Mergeco"), Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership ("Fund III"), Commodore Media, Inc., a Delaware corporation ("Commodore" and, together with Mergeco and Fund III, the "Undersigned"), and Citibank N.A., a national banking association with its headquarters in New York City, New York (the "Escrow Agent").

                                    RECITALS:

         A. Pursuant to the Agreement and Plan of Merger dated as of this date, by and among the Undersigned, the Indemnitors (as defined therein) and certain other signatories thereto for the limited purposes stated therein (the "Merger Agreement"), Mergeco will be merged with and into Commodore (the "Merger").

         B. Pursuant to the Merger Agreement, Mergeco has agreed to pay liquidated damages to Commodore if the Merger Agreement is terminated by Commodore due to a breach thereunder by Mergeco.

         C. Pursuant to the terms of that certain Letter of Credit Agreement between Fund III and Bankers Trust Company (the "LC Agent"), the Escrow Agent is named as a joint beneficiary under the letter of credit (the "Letter of Credit") of even date herewith issued to secure Mergeco's obligations with respect to any liquidated damages that may become payable under the terms of the Merger Agreement.

         D. As a condition to the execution of the Merger Agreement, the parties hereto (other than the Escrow Agent) have agreed to execute and deliver this Escrow Agreement.

         E. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

                                   AGREEMENTS:

         Accordingly, in consideration of the foregoing and of the respective agreements and covenants contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

         Section 1. Establishment of Escrow Account.

         Commodore may at any time during the 15 business days following the termination, if any, of the Merger Agreement deposit the Letter of Credit with the Escrow Agent. The Letter of Credit,
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if held by the Escrow Agent, and any proceeds from the Letter of Credit payable by its terms to the Escrow Agent (the "Funds") are referred to herein as the "Escrowed Property". The Escrowed Property and any interest or income accrued thereon shall be held, administered and disposed of by the Escrow Agent in accordance with the terms and conditions hereinafter set forth.

         Section 2. Release of the Escrowed Property.

         (a) Drawing of Letter of Credit by Escrow Agent, Delivery of Funds to Commodore. Not more than three business days after (i) the delivery to the Escrow Agent of written instructions signed by Mergeco and Commodore authorizing the Escrow Agent to draw $7.5 million against the Letter of Credit in respect of Mergeco's obligations with respect to liquidated damages as provided in the Merger Agreement or (ii) the delivery to the Escrow Agent of a copy of a Final Determination (as defined below) establishing the Escrow Agent's authorization to draw $7.5 million against the Letter of Credit in respect of Mergeco's obligations with respect to liquidated damages as provided in the Merger Agreement, the Escrow Agent shall draw against the Letter of Credit as provided in such instructions or Final Determination by delivery to the LC Agent of a drawing certificate in the form of Exhibit A hereto and shall deliver the proceeds thereof to the order of Commodore. A "Final Determination" shall mean a final non-appealable judgment of a court of competent jurisdiction, accompanied by an opinion of counsel for the presenting party reasonably satisfactory to the Escrow Agent to the effect that such judgment is a Final Determination.

         (b) Delivery of Letter of Credit to Fund III. Except as otherwise provided in the last sentence of this Section 2(b), not more than three business days after (i) the delivery to the Escrow Agent of written instructions signed by Mergeco and Commodore authorizing the Escrow Agent to deliver the Letter of Credit to Fund III or (ii) the delivery to the Escrow Agent of a copy of a Final Determination establishing Fund III's right to the Letter of Credit, the Escrow Agent shall deliver the Letter of Credit to Fund III. At the Closing, subject to satisfaction of the conditions set forth in Article VIII of the Merger Agreement and the Closing having occurred, Mergeco and Commodore shall deliver to the Escrow Agent written instructions signed by Mergeco and Commodore authorizing the Escrow Agent to deliver the Letter of Credit to Fund III or its representative in which case the Escrow Agent shall deliver the Letter of Credit to Fund III or its representative simultaneously with receipt of such notice if so requested by Mergeco or Commodore.

         Section 3. Replacement of Letter of Credit. If the Letter of Credit will expire while it is held by the Escrow Agent under this Escrow Agreement, Mergeco or Fund III may provide to Commodore for its approval at least 45 calendar days before the expiration of the Letter of Credit a form of substitute letter of credit in a form identical to Exhibit B (with an expiration date of not less than 90 days after the issuance thereof) issued by the issuer of the original Letter of Credit or by a United States bank having assets and a net worth (as established by the most recent public financial information of such bank, copies of which shall be provided by Mergeco or Fund III to the Escrow Agent and Commodore) equal to or greater than the bank which issued the Letter of Credit together with a statement signed by an officer of Mergeco or Fund III certifying that such substitute letter of credit will comply with the foregoing requirements. If Commodore approves such form of

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substitute letter of credit in writing (such approval not to be unreasonably withheld or delayed, provided that such substitute letter of credit is identical to Exhibit B other than the expiration date) and Mergeco or Fund III delivers to the Escrow Agent an original of such substitute letter of credit (duly executed by the issuing bank) and Commodore's written approval, at least 30 calendar days before the expiration of the Letter of Credit, such substitute letter of credit shall thereafter be deemed the "Letter of Credit" for all purposes hereunder and the Escrow Agent shall simultaneously exchange the prior Letter of Credit for the substituted Letter of Credit and give receipts, if requested by Mergeco or Fund III, for the same. If Commodore does not approve the form of substitute letter of credit, or if Mergeco or Fund III does not deliver the original substitute letter of credit to the Escrow Agent at least 30 calendar days before the expiration of the Letter of Credit or such shorter period (but in no event shorter than five calendar days) if the Letter of Credit shall not have been deposited with the Escrow Agent by Commodore 30 calendar days before the expiration of the Letter of Credit; provided that the Letter of Credit shall be deposited with the Escrow Agent at least five calendar days prior to the expiration of the Letter of Credit, neither Mergeco nor Fund III may replace the Letter of Credit, and the Escrow Agent, notwithstanding any actual or alleged default hereunder by Commodore or any instruction to the contrary by Mergeco, Fund III or any other person, and notwithstanding any other state of facts, shall draw the Letter of Credit in accordance with written instructions signed by Commodore, without further action or written instructions by Mergeco or Fund III and hold the funds in accordance with Section 4.

         Section 4. Investment of Proceeds of Letter of Credit.

         (a) The Escrow Agent shall from time to time invest and reinvest the Funds, if any, in the Pacific Horizon Treasury Only Fund, or in such other of the following investments as Commodore and Mergeco may from time to time elect by joint notice in writing ("Permitted Investments") from each of the following persons to the Escrow Agent: Eric C. Neuman and Bruce A. Friedman.

                  (1) Any U.S. Government of U.S. Government Agency security;

                  (2)      Any commercial paper rated A1/P1 or better;

                  (3) Any certificate of deposit or time deposit in any bank with a long-term debt rating of A or better from Moody's or Standard & Poor's;

                  (4)      The Citibank Insured Money Market Deposit Account; or

                  (5)      The following institutional money market funds:

                           a)       Dreyfuss Treasury Cash Management Fund
                           b)       Provident T-Fund Dollar Account
                           c)       Federated Treasury Obligations Fund
                           d)       AIM Treasury Portfolio



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         (b) Any interest or other income received on such investment and reinvestment of the Funds shall be set aside and distributed as provided in
Section 4(e).

         (c) If the Letter of Credit is drawn by the Escrow Agent pursuant to and in accordance with Section 3, upon receipt of the funds of such drawing pursuant to the terms of the Letter of Credit, the Escrow Agent shall hold the Funds in escrow in lieu of the Letter of Credit, and shall invest the Funds in Permitted Investments (all references to the Letter of Credit being deemed to be references to the Funds for such purpose; provided, however, that in the event of a delivery pursuant to Section 2(b), the Funds shall be delivered to the LC Agent and not to Fund III).

         (d) The Escrow Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow the Escrow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by the Escrow Agent on the next business day, and the Escrow Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure or delay in making of an investment or reinvestment, unless such error, failure or delay results from the Escrow Agent's gross negligence or willful misconduct, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. As and when the Funds are to be released under this Agreement, the Escrow Agent shall cause the Permitted Investments to be converted into cash, and the Escrow Agent shall not be liable for any loss of principal or income in connection therewith. None of the Undersigned or the Escrow Agent shall be liable for any loss of principal or income due to the choice of Permitted Investments in which the Funds are invested or the choice of Permitted Investments converted into cash pursuant to this Section 4(d).

         (e) Subject to the provisions of Section 5(l), all interest or other income on the Funds shall be the property of Fund III and shall be distributed by the Escrow Agent to Fund III by check on a monthly basis less the amount payable by the Escrow Agent to Commodore under Section 4(f), if any. The parties acknowledge that payment of any interest earned on the funds invested in this escrow will be subject to backup withholding penalties unless a properly completed Internal Revenue Service form W-8 or W-9 certification is submitted to the Escrow Agent.

         (f) For tax purposes, the Funds shall be property of Fund III and all interest and other income earned on the Funds shall be the income of Fund III. The Undersigned shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment. In the event that the Internal Revenue Service or any other governmental authority successfully claims that the interest and other income earned on the Funds is taxable to Commodore for any taxable period, Fund III shall promptly pay to Commodore cash equal to the product of the Effective Tax Rate times all amounts paid by the Escrow Agent to Fund III pursuant to Section 4(e) for such taxable period, plus interest on such amount at the rate specified by section 6621(a)(2) of the Code and corresponding provisions of applicable state and local laws, and the Escrow Agent shall thereafter make monthly

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distributions to Commodore of cash equal to the product of the Effective Tax
Rate times the income distributable pursuant to Section 4(e) for such period. The term "Effective Tax Rate" shall mean the highest marginal effective combined federal, state and local income tax rate applicable with respect to Commodore as reasonably computed and provided to the Escrow Agent by Commodore

         Section 5. Language Concerning the Escrow Agent. To induce the Escrow Agent to act hereunder, it is further agreed by the Undersigned that:

         (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

         (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the Undersigned shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Funds or any loss of interest incident to any such delays.

         (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (e) The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in accordance with such advice.




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         (f) The Escrow Agent does not have any interest in the Escrowed
Property deposited hereunder but is serving as escrow holder only and having only possession thereof. Fund III shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will promptly provide the Escrow Agent with appropriate W-9 forms for Tax I.D. number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of the Funds and is not responsible for any other reporting. This paragraph and Section 5(c) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

         (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (i) The Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrowed Property to any successor Escrow Agent jointly designated by the other parties hereto in writing or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of the Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time the Escrow Agent has not received a designation of a successor Escrow Agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrowed Property until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a Final order of a court of competent jurisdiction.

         (j) The Escrow Agent shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

         (k) In the event of any disagreement between the Undersigned resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a Final Determination directing delivery of the Escrowed Property or (ii) a written agreement executed by Mergeco and Commodore directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. The Escrow

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Agent, at its option, shall be entitled to seek and, if obtained, rely conclusively upon an opinion of independent counsel to the effect that any court order delivered to Escrow Agent is a Final Determination. The Escrow Agent shall act on such court order and legal opinion without further question.

         (l) The compensation of the Escrow Agent (as payment in full) for the services to be rendered by the Escrow Agent hereunder shall be the amount of $8,000 paid by Commodore at the time of execution of this Escrow Agreement and $7,000 annually thereafter, together with reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). All fees and expenses of the Escrow Agent hereunder, other than initial fee paid upon the execution hereof, shall be paid first out of interest, dividends, and other income earned on the Funds, if any, and then , to the extent of any shortfall, by Commodore. Any fees or expenses of the Escrow Agent or its counsel which are not paid as provided for herein may be taken from any property held by the Escrow Agent hereunder. It is understood that the Escrow Agent's fees may be adjusted from time to time to conform to its then current guidelines.

         (m) The Undersigned hereby irrevocably submit to the jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding, shall be heard and determined in such a New York State or federal court. The other parties hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein above, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         (n) No printed or other matter in any language (including without limitation prospectuses, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Bank shall first have given its specific written consent thereto.

         (o) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party, except as provided in Section 5(i) with respect to a resignation by the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties. THIS ESCROW AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS RULE AS TO CONFLICTS OF LAW).

         (p) The Escrow Agreement may only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.



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         (q) The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it deems appropriate, including, but not limited to, the Depositary Trust Company and the Federal Reserve Book Entry System.

         Section 6. Notices. All notices, requests, consents or other communications required or permitted under this Escrow Agreement shall be in writing and shall be deemed to have been duly given or delivered by any party
(1) when received by such party if delivered by hand, (2) upon confirmation when delivered by telecopy (any communication delivered by telecopy shall be followed promptly with an original thereof), (3) within one day after being sent by recognized overnight delivery service, or (4) within three business days after being mailed by first-class mail, postage prepaid, and in each case addressed as follows:

if to Mergeco:             CMI Acquisition Company, Inc.
                           200 Crescent Court, Suite 1600
                           Dallas, Texas  75201
                           Attention: Lawrence D. Stuart, Jr.
                           Telephone No.: (214) 740-7300
                           Telecopy No.:  (214) 740-7313

if to Fund III:            Hick, Muse, Tate & Furst Equity Fund III, L.P.
                           200 Crescent Court, Suite 1600
                           Dallas, Texas  75201
                           Attention: Michael D. Salim
                           Telephone No.: (214) 740-7300
                           Telecopy No.:  (214) 740-7313

in each case, with a
copy to:                   Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas  75201
                           Attention: Michael D. Wortley
                           Telephone No.: (214) 220-7732
                           Telecopy No.:  (214) 220-7716

if to Commodore, to:       Commodore Media, Inc.
                           500 Fifth Avenue, Suite 3000
                           New York, New York  10110
                           Attn: Bruce A. Friedman
                           Telephone No.: (212) 302-5245
                           Telecopy No.:  (212) 302-6457

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with a copy to:            Pryor, Cashman, Sherman & Flynn
                           410 Park Avenue
                           New York, New York  10022
                           Attn: Ira J. Goldstein
                           Telephone No.: (212) 326-0804
                           Telecopy No.:  (212) 326-0806

if to the Escrow
Agent, to:

                           Citibank N.A.
                           Corporate Trust/Escrow Administration
                           120 Wall Street, 13th Floor
                           New York, NY  10043
                           Telephone No.: (212) 412-6257
                           Telecopy No.:  (212) 480-1614

                           Telex Numbers:
                           Foreign - 420392 FNC UI
                           Domestic - 127001 Citibank NYKB
                           Reference in Telex "Citiswitch - NYCTA"

                           Federal Reserve Fund Transfers:
                           Citibank, N.A.
                           111 Wall Street
                           New York, NY  10043

                           For credit to A/C 36855852
                           Escrow Administration Concentration Account for further credit (enter Account Number assigned)
                           Attn:  Jeff Zeiler
                           ABA Number:  0210-0008-9

Any party by written notice to the other parties pursuant to this Section 6 may change the address or the persons to whom notices or copies thereof are to be sent by giving written notice of a change of address in the manner provided in this Agreement for giving notice.

         Section 7. Waivers. Any waiver by any party hereto of any breach of or failure to comply with any provision of this Agreement by any other party hereto shall be in writing and shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Escrow Agreement.

         Section 8. Construction. The headings in this Escrow Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this

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Escrow Agreement. Unless otherwise stated, references to Sections and Exhibits are references to Sections and Exhibits of this Escrow Agreement.

         Section 9. Third Parties. Nothing expressed or implied in this Escrow Agreement is intended, or shall be construed, to confer upon or give any person or entity other than Mergeco, Fund III, Commodore and the Escrow Agent any rights or remedies under, or by reason of, this Escrow Agreement.

         Section 10. Termination. This Escrow Agreement shall terminate at the time of the delivery by the Escrow Agent of the Escrowed Property, including the Funds, if any, to Commodore, Mergeco or Fund III, as the case may be, in accordance with the provisions of this Agreement.

         Section 11. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed any original and all of which together shall constitute a single instrument.

         Section 12. Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Letter of Credit including, without limitation, claims arising as a result of any claims, amounts, liabilities, costs, expenses, damages or other losses (collectively "Claims") that Agent may be otherwise entitled to collect from any party to this Escrow Agreement, other than Claims arising under this Escrow Agreement.




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         IN WITNESS WHEREOF, Mergeco, Fund III, Commodore and the Escrow Agent
have caused this Escrow Agreement to be signed as of the date first written above.

                              CMI ACQUISITION COMPANY, INC.




                              --------------------------------------------------
                              By:   Eric C. Neuman
                              Its:  President

                              COMMODORE MEDIA, INC.




                              --------------------------------------------------
                              By:   Bruce A. Friedman
                              Its:  President and Chief Executive Officer


                              HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

                              By:  HM3/GP PARTNERS, L.P.,
                                   its General Partner

                                   By:  Hicks, Muse GP Partners III, L.P.,
                                        its General Partner

                                        By:  Hicks, Muse Fund III, Incorporated,
                                             its General Partner



                                             -----------------------------------
                                             By:   Michael D. Salim
                                             Its:  Chief Financial and
                                                   Administrative Officer




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Agreed and Accepted:



Date:

CITIBANK, N.A.
ESCROW AGENT




- ------------------------------------
(Name and Title)




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